Exhibit 99.2

News Release

TranSwitch Corporation Provides Update on First Quarter of 2004

(Shelton, CT) April 6, 2004 — TranSwitch Corporation (NASDAQ:TXCC), a leading developer and global supplier of innovative high-speed VLSI solutions for communications applications, today updated the outlook of its financial performance for the first quarter, which ended March 31, 2004.

TranSwitch expects first quarter net revenues to be approximately $7.5 million to $8.0 million, as compared to the previous guidance of approximately $6.5 million. The book to bill ratio for the quarter is expected to be greater than 1.0. Stronger demand across the Company’s product lines contributed to the better than expected net revenues this quarter.

While the Company believes that long-term business trends continue to remain positive, short-term revenue patterns remain uneven. The Company continues to work with its customers to assess second quarter demand and will provide additional information as part of the Company’s first quarter financial conference call.

TranSwitch will be releasing its financial results for the first quarter, 2004, on April 15, 2004 at approximately 4:15 pm Eastern time. A conference call to discuss these results will be held on that day at 5:30 pm Eastern time. To listen to the live call, investors can dial (706) 679-0410 and reference leader Peter Tallian. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through April 29, 2004. To access the replay, dial (706) 645-9291 and enter conference ID number: 6603055. Investors can also access an audio webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

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About TranSwitch Corporation:

TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions—Connectivity Engines™—to original equipment manufacturers who serve three end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions which deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch Corporation, Shelton, CT is an ISO 9001:2000 registered company. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch’s home page at the World Wide Website—http://www.transwitch.com.

Forward-looking statements in this release, including statements regarding management’s expectations for financial results, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks relating to TranSwitch’s indebtedness; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Peter J. Tallian

Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com